EXHIBIT 1
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                     AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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          Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


          Date: January  25, 1996


                                SMITH BARNEY INC.



                                By: /s/ Howard M. Darmstadter
                                   ---------------------------
                                   Name:  Howard M. Darmstadter
                                   Title:   Assistant Secretary


                                SMITH BARNEY MUTUAL FUNDS
                                 MANAGEMENT INC.


                                By: Christina T. Sydor
                                   ---------------------------
                                   Name:  Christina T. Sydor
                                   Title:   Secretary


                                SMITH BARNEY HOLDINGS INC.



                                By: /s/ Howard M. Darmstadter
                                   ---------------------------
                                   Name:  Howard M. Darmstadter
                                   Title:   Assistant Secretary


                                TRAVELERS GROUP INC.



                                By: /s/ Charles J. Gallo, Jr.
                                   ---------------------------
                                   Name:  Charles J. Gallo, Jr.
                                   Title:   Assistant Controller